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                                                                    Exhibit 23.2
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                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-4 and related Prospectus of Eastern Environmental Services, Inc. of our report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic, Inc. and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Form 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997 and July 10, 1997) filed with the Securities And Exchange Commission.


                              /s/ B.J. Klinger & Co., P.C.
                                  --------------------------

                                  B.J. Klinger & Co., P.C.

Great Neck, N.Y.

February 25, 1998